Exhibit 10.66
FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT
          THIS AMENDMENT by and between BIOGEN IDEC INC., (the “Company”), and Craig Eric Schneier, Ph.D. (the “Executive”), dated as of September ___, 2008.
          WHEREAS, the Executive and the Company are parties to an Employment Agreement dated as of October 8, 2001 (the “October 8, 2001 Agreement”); and
          WHEREAS, the Executive and the Company desire to amend the October 8, 2001 Agreement as set forth herein.
          NOW, THEREFORE, it is hereby agreed as follows:
1.	The following sentence is added to the first full paragraph of the October 8, 2001 Agreement
“It is a condition of your employment with the Company that Jim Mullen will be President and Chief Executive Officer during your tenure with the Company.”
2.	The paragraph relating to “Severance Benefits” is hereby amended and restated by the replacement in full with the following:
“- Severance Benefits: You will be eligible for severance benefits pursuant to the U.S. Severance Plan for Executive Vice Presidents (the “Severance Plan”) on the terms and conditions provided therein; provided, however, that you will also be eligible for benefits thereunder in the event that you terminate your employment on account of a material breach of the provision in this letter in that Jim Mullen is no longer President and Chief Executive Officer of the Company. You will not be an employee of Biogen during the severance period and you will not accrue any benefits or other rights (such as, but not limited to, pension plan vesting or accrual, stock option vesting, vacation pay, etc.) during such period except health benefits as described in the “Severance Plan”. In addition to the severance benefits described above, the unforgiven amount of the Forgivable Loan referenced on the first page of this letter would be forgiven based on the definition of termination as noted herein.”
Signed:

/s/ Craig Eric Schneier Craig Eric Schneier, Ph.D. (Executive)	10/8/08 Date

/s/ Mike Thomas	10/7/08

Mike Thomas (on behalf of the Company)	Date